Exhibit 99

                         ANNUAL MEETING OF SHAREHOLDERS
                                November 12, 1998

Prepared Remarks of  C. Stephenson Gillispie, Jr.:

Fiscal 1998 was an outstanding year for Cadmus. The company generated record earnings and virtually all the Cadmus businesses showed marked improvement. We are very pleased with those results. But we take even greater pride in the fact that Cadmus accomplished this strong performance while simultaneously investing heavily in our businesses. Cadmus has never been stronger or better positioned to take on the challenges of the future. We do not think the road in front of us is an easy one. But we believe firmly that, with these investments and an ever-sharpening strategy, Cadmus is steadily becoming a formidable communications company.

In a few minutes, Bruce Thomas, our Chief Financial Officer and Senior Vice President of Finance and Administration, will present our financial results for fiscal 1998 and provide some guidance to the financial performance you can expect from Cadmus going forward.

Before that, in my remarks this morning, I want to do three things. First, I want to describe the highlights of our investments of Fiscal 1998. Second, I will outline some of the key challenges we see in our future. And finally, I want to review the strategy we are pursuing for outstanding corporate performance and tell you something of what you might expect from Cadmus in Fiscal 1999 and beyond.

Let me begin with some highlights of our important investments in plant, equipment, infrastructure, systems, and people in Fiscal 1998--

CadmusCom
Our creative marketing divisions made great strides with their collective decision to present their competencies to their markets as a broad-band integrated agency called CadmusCom. With ever-growing collaboration we now are providing integrated combinations of advertising, photography, custom publishing, direct marketing, creative, print, fulfillment, and distribution.

Cadmus Technology Solutions
CTS significantly enhanced its inventory management and shipping controls with innovative electronic service technology. This business also completed the rigorous work necessary to become the second Cadmus business to register to the ISO 9002 standard.

Cadmus Graphic Solutions
CGS completely reformed itself into a business focused on total print outsource and catalog solutions. It reorganized its sales force and created a unique partnership with CadmusCom Atlanta to form Catalog Services, a division devoted to full-service catalog production. Most significant, Graphic Solutions positioned itself to absorb Media General's Beacon Press which will bring important web technology and a much broader range of services to the customers of this business.

Cadmus Financial Services Communications
Cadmus Financial Communications enhanced Cadmus' position in the transactional markets with a 10,000 square-foot, state-of-the-art facility in downtown Charlotte. This group also vastly enhanced its pre-press and production services with the conversion of all typesetting from Datalogics to the much more advanced Xyvision system.

On the marketing side, Cadmus Financial made significant progress in diversifying our product mix into the mutual fund and insurance industries. Finally, this group created new opportunities for customers by expanding internationally with a strategic alliance with Europe's #1 financial communications printer, FPC Greenaway. Cadmus now can offer financial printing services to customers in over 70 capital markets around the world.

Cadmus Point of Purchase
Cadmus Point of Purchase group dramatically strengthened its position in the Point of Purchase market with the merger of Germersheim, Inc. and the former Cadmus Marketing Solutions business. As well as one of the most prestigious clients in the industry, Germersheim brought important new point of purchase products and capabilities--particularly product engineering, product modeling, screen printing, and large format printing. This acquisition has created one of the largest point of purchase businesses in this $13 billion POP industry.

Cadmus Specialty Packaging & Promotional Printing
The Cadmus Packaging Group accomplished flawlessly one of the most difficult feats in our industry. It designed, constructed, and relocated to a new and significantly larger plant--without service interruption, while growing revenues and profits. Simultaneously with this move, in a "textbook-perfect" installation, the Packaging business brought up a new M600 web press--the most modern and technologically advanced machine of its type in the world.

Not stopping with these extraordinary accomplishments, this group also introduced high-speed blanking in its die-cutting line, enhanced its electronic pre-press with direct-to-plate technologies, and went on to register to the ISO 9002 certification. Now regarded as one of the most modern and best-designed in the industry, the Charlotte packaging plant has become a powerful marketing tool in itself.

Cadmus Journal Services
CJS also invested heavily in service improvements. Strengthening its "total digital pathway" offerings to all customers, the group converted its Pennsylvania Tapsco plant from an obsolete system to Xyvision, and made dramatic business-wide enhancements to its network and digital path capabilities.

On the print production side, CJS introduced a state-of-the-art web press into its Easton facility, greatly expanding the capacity there while offering significant improvements both in graphic quality and lead time reduction.

Finally, CJS added great strength and experience to its management group with the addition of two senior leaders. Tony Ferraro, formerly Production Manager with a large journal publisher, is directing the sales effort and Joe Ward, formerly President of Bertelsman's Direct Response Group and formerly a Cadmus director, joined as Executive Vice President of Professional Communications and Group President of Cadmus Journal Services. We already have seen the impact of the formidable global publishing experience of both men.

This sampling of Fiscal 1998's investments contains some impressive achievements throughout Cadmus. In total, it represents nearly $30 million of capital expenditures. This is why I can say so strongly that while achieving the highest earnings in our history Cadmus built aggressively for the future.

So now, let me speak for a few minutes about that future. We are preparing Cadmus to prosper in the aftermath of one of the biggest socio-economic hurricanes in the history of mankind. We think the hurricane is the right metaphor because the great hurricanes of history have literally wiped away land forms, created new shorelines, carried homes and communities away in mud and water, and left a very different world.

The changes we are a part of today will have the same effect on our geo-political and socio-economic world. Whole industries are disappearing while radically new ones take their place. Old ways of buying are disappearing and new ones are emerging. For examples, look at banking, telephony, and even mail. Electronic commerce is expanding at astonishing rates. Across America small businesses are closing their storefronts and opening "web" shops where they are experiencing dramatically better sales. New patterns of work, employment, commerce and communications are appearing at astonishing rates as the digitization of the world removes former boundaries of time, space and distance.

The key elements of this storm--the wind and rain, so to speak--are digitization and globalization, instant multi-modality communications and soaring aspirations. These phenomena are destroying traditional boundaries in every
segment  of  society,   from   countries  and   governments  to  industries  and
corporations.

For some local examples, here in Richmond our leading grocer is installing banks in its markets. WalMart has just about everything but a bank in its new superstores. Richmond-based tourists traveling to Europe are choosing their specific concert seats in Stockholm via the Internet after they have sought, found, and purchased the cheapest tickets on "the Web." In our industry producers are routinely working with companies in Eastern Europe, India, the Philippines and Asia for programming and production services.

Behind all these changes, we find the same driving forces--the need for greater speed and more economy, more predictability, and better results. As individuals we all face increasing demands on our time, our minds, and our wallets--whether we are buying for our companies or buying for our families. As private or commercial and public consumers, we want the same things.

We want to buy from people who are expert in what they are selling--(we don't have the time to be expert in others' businesses).

We want to buy from sellers who are so expert in what we want that they can spec it better than we can--(we don't have time to teach others our business and want to work with those who know it).

We want to buy from sellers who can meet our needs faster and with less hassle from original order to final payment--(the fastest and the most convenient will get our business).

We want to buy from sellers who give us great value--(we can't afford to and we don't want to pay for someone else's mediocrity, inefficiency or bad quality).

We want to buy from sellers who give us an edge in this product-crowded world because their products and services are better.

At Cadmus, we are building an organization to be this kind of seller to our markets and clients. To become more expert at what we are selling, we have organized our businesses around product configurations such as...

o        Specialty Packaging Products and Services
o        Financial Communications Products and Services
o        Point of Purchase Products and Services
o        Scientific, Technical and Medical Research Products and Services

To become more expert in our customer's businesses we have focused our product configurations on specific markets and customer groups. For example,

o Our Specialty Packaging and Promotional Printing group is targeting Software, Retail Apparel and Pharmaceuticals,

o        Our  Financial   Communications   group  is  specializing  in  Banking,
         Insurance and Mutual Funds,

o Our Point of Purchase group is expert in Quick Service Restaurants, Convenience Stores, Beverage Bottling & Distributing,

o And our Journal Services group is focused on Commercial and not-for-profit journal publishers.

To give our clients better, higher-impact and more economical services faster than anyone else, we are working to reengineer the processes in which our products have historically been created, produced and distributed.

At Cadmus, we know that our clients need more than incremental progress and improvement. They need quantum improvements. More specifically, our Scientific, Technical and Medical customers need the lead times for the publication of peer-reviewed research reduced from the present 6-to-9 months to 24-hours-or-less from the approval to publication and dissemination.

Our marketing customers need their messages conceived, produced and disseminated in days, hours and even real-time, not in ten, twelve, and fifteen months which is today's practice. Most important, they need them to be more effective. In tomorrow's product and message-cluttered world, our clients must have tactical communications that work in differentiating and distinguishing their companies' products.

We are going to give our customers this kind of improvement. However, as the old saying goes "if you keep doing what you have been doing, you will keep getting what you've been getting." In other words, we know that we will deliver this magnitude of change and improvement only by approaching the conception, production, and delivery of our services in very different ways. We have borrowed some of our concepts from the example of the automobile industry. As companies like Honda did in that industry, we are working to deliver quantum improvements to our clients by recombining the create, produce, and distribute functions into more seamless streams that reduce hand-offs, reduce intermediaries, reduce proof points and delays, reduce time, improve the coordination and effectiveness of messages, and improve accountability.

These are ambitious goals. But Cadmus has demonstrated that it knows how to achieve them. We have made good strides in Financial Services. In that business, we have created the fourth largest financial printing company in the country by unifying three formerly unconnected financial businesses in Baltimore, Richmond and Charlotte. With an increasingly robust East Coast network, this group now provides coordinated end-to-end solutions throughout the East Coast. Offering a complete range of content-management, production and distribution solutions, this group can accept work in any location and seamlessly deliver it through any other Cadmus location.

Cadmus Journal Services is our most mature example of the competitive power of a reengineered value chain. In the mid-eighties as other printers abandoned composition and front-end services, Cadmus invested heavily in creating today's ability to receive information from any source, digitize, edit, repurpose, and produce it anywhere in an all-digital, automated, seamless stream. Cadmus then went to work to use that capability to develop today's competitive position--the ability to provide Cadmus customers with speed, accuracy, economy, and flexibility unmatched by any other vendor anywhere.

With this competitive superiority established, Cadmus then built the "critical mass" necessary to expand, improve, and grow. With Byrd Journal Services--formerly a small division of The William Byrd Press--as a platform company, Cadmus added Waverly Press in 1993 and Lancaster Press in 1995.

From its humble beginnings just five years ago as a $30 million division of Byrd Press, Cadmus Journal Services has become a $200 million "powerhouse." It has better than 25% of the market, enjoys "best in class" margins and returns, and is poised for solid and predictable growth in the future.

Notably, as one of the largest producers of digital information in the world, the largest reprints provider, and a formidable provider of world-wide mail and distribution services, Cadmus today derives less than half of its revenues from traditional print. At the core of its success is the fact that it has "engineered" a value chain of all the elements of research creation, production, and distribution at less total cost, with absolute accuracy, and at least 50% faster from end-to-end than any other supplier.

Going forward, this is what you can expect from each of our businesses. For each key business there is at least one fulcrum for leverage to competitive superiority. When mastered, this leverage point facilitates dramatic improvement in the overall conception, production and delivery of services. For CJS, it was front end competence. For Packaging and Point of Purchase it appears to be construction engineering and fulfillment and distribution. For Financial Communications, it will be content management. Each business will master and exploit this fulcrum. Then, in the same way an oyster builds its pearl, each business--with a combination of acquisitions and internal growth--will add competencies and size to enable it to offer its markets and customers an unmatched end-to-end solution.

Before I close today, I'd like to acknowledge that we could not have come this far, nor could we strategize so boldly, without the continuing support of our shareholders and clients. For this we are very grateful. I'd also like to say a heartfelt thanks to all the Cadmus associates who have worked tirelessly this year and in previous years, to get us closer to our goals. And I want to acknowledge our fine Board of Directors for its valuable oversight and guidance during this challenging journey.

Finally, I'd like to extend my deep appreciation to Price Gwynn who is retiring from our Board of Directors this month. Price has contributed his expertise and guidance to Cadmus since its inception in 1983. He has provided valuable insight and has been instrumental in helping our company achieve success. In addition to his outstanding business acumen, he also is one of the finest human beings I've ever met. Price, thank you for your commitment to Cadmus. On behalf of myself and our management team, you will be missed. We wish you the best of luck.

I'll now turn this meeting over to Bruce Thomas, Chief Financial Officer and Senior Vice President of Finance and Administration. Bruce will discuss our financial performance for fiscal 1998 and the first quarter of fiscal 1999.



Prepared remarks of Bruce V. Thomas:

Thank you Steve, and good morning everyone.

On Tuesday of this week, I participated in that great American institution - the parent-teacher conference. My wife and I met with our daughter's teacher for about 30 minutes. We shared what we hoped Maggie would accomplish during her 3rd grade year, we reviewed what the teacher was expecting of her, and we heard how she had done so far this year.

It occurred to me, as I was preparing these remarks, that this meeting is in many ways a similar event. We get together at regular intervals. We review expectations that have been set. And we discuss how well we have done in meeting those expectations. In essence, we receive and discuss at this meeting Cadmus' "report card" for the recently completed fiscal year.

Last year, I shared with you this slide and walked you through what you could expect from Cadmus and from this management team in fiscal 1998. It is against this commitment that our fiscal 1998 performance should be compared and should be graded.


We said that fiscal 1998 sales growth would be modest - in the range of 4 percent - as we absorbed the impact of operations discontinued in our fiscal 1997 restructuring. But, we said, operating margins would dramatically expand - to over 7%. All of which would lead to earnings of $1.40 per share - more than a 40% improvement over the prior year and a record for Cadmus. Finally, we said we would sustain positive free cash flow - in the range of 9 million dollars. This slide represents our commitment to you, our shareholders. Time for our report card . . . how did we do?

At the revenue line, we exceeded our target by nearly 9 million dollars. Perhaps more importantly, internal growth - net of discontinued operations - was a strong 8% and was a very robust 17% in Steve Isaac's Marketing Communications Sector.

In operating income and operating margins, we didn't quite hit the target we set -- as we came in at 7.0%. However, we did produce record operating income, we did increase operating margins by 120 basis points, and we did post our 3rd consecutive year of operating margin improvement - actually increasing the grade on the margin slope we started in 1996.

In net income and EPS, we not only hit the targets we had set, we established new records for Cadmus. Net income was $11.5 million and EPS was $1.41 - better than a 40 percent improvement over fiscal 1997, and a penny better than our plan and our commitment to our shareholders.

Finally, regarding free cash flow, we also hit our mark. We generated cash from operations of 35 million dollars - another record for Cadmus -- and free cash flow of nearly 8 million dollars. And this was after nearly 5 million dollars in restructuring-related spending and, as Steve said, over 25 million dollars in capital investment in our facilities and our businesses.

So, as a result of this nearly "straight A" performance, we entered fiscal 1999 with the business operating at record levels of profitability . . . , generating very solid cash flow . . . , and - one of our long-standing shareholders and former directors, Frank Louthan, always likes this part -- with debt levels down and our balance sheet strong.

The question now is - how well have we sustained this momentum? How have we started off in fiscal 1999?

At the top line,  we've done quite well. Sales for the 1st quarter were a record
99.8 million dollars, an 8% increase over last year. And, again this quarter, we had very solid 18% growth in the Marketing Communications Sector - despite the challenges of very weak capital markets and the challenging integration of our point-of-purchase businesses.

Margins, meanwhile, continue to expand - up another 40 basis points to 6.6%. This represented our highest first quarter operating margin in more than a decade and our 7th consecutive quarter of year-over-year operating margin improvement. Again, these results were achieved in spite of softness in two of our larger businesses.

Finally, with regard to net income and EPS, we also hit the mark. Net income was a record 2.5 million dollars and our EPS of 31 cents, also a record, represented a 24% increase over fiscal 1998.

So, in summary, for fiscal 1998, we met our commitments and delivered the sort of performance you can and should expect from Cadmus. For fiscal 1999, we are off to a good start. We appreciate the challenges that we face in changing industry and economic conditions, and we - this management team and all of our associates at Cadmus -- are working hard to sustain the momentum we've established.

With that, I will close, and turn it back over to Steve. Thank you very much.